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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated May 24, 2006 accompanying the consolidated financial statements of Hiland Partners GP, LLC and subsidiaries as of December 31, 2005 and 2004, and for each of the three years in the period ended December 31, 2005; our report dated February 15, 2005, accompanying the combined financial statements of net assets acquired from Hiland Partners, LLC by Hiland Partners, LP as of December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004; and our reports dated May 24, 2006, accompanying the balance sheets of Hiland Holdings GP, LP and Hiland Partners GP Holdings, LLC as of May 19, 2006. These reports are contained in Hiland Holdings GP, LP's Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-134491) and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".

/s/ GRANT THORNTON LLP

Oklahoma City, Oklahoma
September 12, 2006

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM